For Immediate Release
May 4, 2012
PNM Resources Reports 2012 First Quarter Results
2012 Earnings Guidance Range Affirmed
Conference call set for 11 am Eastern today
FIRST QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) earnings of $0.21 per diluted share, compared with $0.18 per diluted share in 2011

•	Ongoing earnings of $0.17 per diluted share, compared with $0.04 per diluted share in 2011
(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited 2012 first quarter consolidated GAAP earnings of $17.1 million, or $0.21 per diluted share, compared with $16.6 million, or $0.18 per diluted share, during the same period in 2011. Consolidated GAAP results in 2011 included First Choice Power, which contributed $13.5 million, or $0.15 per diluted share, to earnings. Optim Energy had no impact on 2011 GAAP results.

Quarterly unaudited, consolidated ongoing earnings were $13.5 million, or $0.17 per diluted share, compared with $3.4 million, or $0.04 per diluted share, in 2011. Consolidated ongoing results in 2011 included First Choice Power and Optim Energy, which contributed a combined $3.1 million, or $0.03 per diluted share, to earnings. Earnings per diluted share are positively impacted in 2012 by the reduction in average shares resulting from PNM Resources' purchase of outstanding equity securities in late 2011. Reconciliations of 2012 and 2011 GAAP to ongoing earnings are included in schedules 1 and 2.

“Our first quarter results demonstrate the financial improvements of our regulated utilities, PNM and TNMP, both of which benefitted from rate case resolutions last year and now are providing stable earnings paths,” said Pat Collawn, PNM Resources chairman, president and CEO. “A slowly recovering economy during the first quarter, combined with a milder winter in New Mexico and Texas, slightly tempered performance of both utilities.”

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.
SEGMENT REPORTING OF 2012 FIRST QUARTER EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
PNM reported ongoing earnings of $14.1 million, or $0.18 per diluted share, compared with $0.8 million, or $0.01 per diluted share, in 2011. GAAP earnings were $17.7 million, or $0.22 per diluted share, compared with $3.6 million, or $0.04 per diluted share.

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Higher retail rates and a new rate structure that put more of the increase into the shoulder periods, coupled with lower O&M costs, improved earnings. Lower sales prices associated with Palo Verde Nuclear Generating Station unit 3 negatively affected performance.

TNMP - an electric transmission and distribution utility in Texas.

•
TNMP reported ongoing earnings of $3.1 million, or $0.04 per diluted share, and GAAP earnings of $3.0 million, or $0.04 per diluted share, compared with ongoing and GAAP earnings of $4.2 million, or $0.05 per diluted share, in 2011.

•	A 34 percent decrease in heating-degree days in TNMP's service territory more than offset the full-quarter impact of higher transmission and distribution rates that went into effect in February 2011.
Corporate/Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

•	Corporate/Other reported ongoing and GAAP losses of $3.6 million, or $0.05 per diluted share, compared with 2011 ongoing and GAAP losses of $4.7 million, or $0.05 per diluted share.

•	The repurchase of long-term debt in late 2011 decreased interest expense.
2012 GUIDANCE RANGE AFFIRMED
PNM Resources today affirmed its 2012 financial outlook. Management expects 2012 consolidated ongoing earnings to be in the range of $1.20 to $1.32 per diluted share.
FIRST QUARTER EARNINGS CALL: 11 AM EASTERN TODAY
PNM Resources will discuss first quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources first quarter earnings conference call.” A telephone replay will be available at 2 p.m. Eastern until midnight May 17 by dialing (855) 859-2056 or
(404) 537-3406 and using confirmation code 71593523. Supporting material for PNM Resources' earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

E-MAIL ALERTS, RSS FEEDS AVAILABLE
PNM Resources encourages analysts, investors and other interested parties to visit www.PNMResources.com and register to automatically receive company financial information by e-mail or RSS feeds. Once registered, participants can choose from a menu to automatically receive information, including news releases, notices of webcasts and filings with the U.S. Securities and Exchange Commission. Participants can unsubscribe at any time and will not receive information that was not requested.

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Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2011 consolidated operating revenues of $1.3 billion, excluding First Choice Power. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,530 megawatts of generation capacity and serves electricity to more than 735,000 homes and businesses in New Mexico and Texas. For more information, visit the company's Web site at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Jimmie Blotter                    Frederick Bermudez
(505) 241-2227                    (505) 241-4831

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources' (“PNMR”), Public Service Company of New Mexico's (“PNM”), or Texas-New Mexico Power Company's (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include: The ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions; the ability of the Company to successfully forecast and manage its operating and capital expenditures; state and federal regulatory, legislative, and judicial decisions and actions on ratemaking, tax, and other matters; state and federal regulation or legislation relating to environmental matters, including the resultant costs of compliance and other impacts on the operations and economic viability of PNM's generating plants; the risk that recently enacted reliability standards regarding available transmission capacity and other Federal Energy Regulatory Commission rulemakings may negatively impact the operation of PNM's transmission system; the performance of generating units, transmission systems, and distribution systems, which could be negatively affected by operational issues, extreme weather conditions, terrorism, and cybersecurity breaches; uncertainties surrounding PNM's collective bargaining agreement, which provides for an expiration date of April 30, 2012; variability of prices and volatility and liquidity in the wholesale power and natural gas markets; changes in price and availability of fuel and water supplies; uncertainties surrounding the mine fire incident at the mine supplying coal to San Juan Generating Station; uncertainty surrounding the status of PNM's participation in jointly-owned generation projects resulting from the scheduled expiration of the operational documents for the projects; the risks associated with completion of generation, transmission, distribution, and other projects; regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties; uncertainty regarding the requirements and related costs of decommissioning power plants and coal mines supplying certain power plants, as well as the ability to recover decommissioning costs from customers; the impacts on the electricity usage of the Company's customers due to performance of state, regional, and national economies and mandatory energy efficiency measures, weather, seasonality, and other changes in supply and demand; the Company's ability to access the financial markets, including disruptions in the credit markets, actions by ratings agencies, and fluctuations in interest rates; the potential unavailability of cash from PNMR's subsidiaries due to regulatory, statutory, or contractual restrictions; the impacts of decreases in the values of marketable equity securities maintained to provide for nuclear decommissioning and pension and other postretirement benefits; commodity and counterparty credit risk transactions and the effectiveness of risk management; the outcome of legal proceedings, including the extent of insurance coverage; changes in applicable accounting principles.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company's calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31, 2012
	(in thousands)
	PNM Electric	TNMP Electric	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$17,680	$3,011	$(3,611)	$17,080
Adjusting items, net of income tax effects(1)
Mark-to-market impact of economic hedges	(2,115)	—	—	(2,115)
Net change in unrealized impairments of NDT securities	(1,728)	—	—	(1,728)
Process improvement initiatives	228	66	—	294
Total Adjustments	(3,615)	66	—	(3,549)
Ongoing Earnings (Loss)	$14,065	$3,077	$(3,611)	$13,531

	Three Months Ended March 31, 2011
	(in thousands)
	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$3,649	$4,163	$13,489	$—	$(4,664)	$16,637
Adjusting items, net of income tax effects(2)
Mark-to-market impact of economic hedges	(1,152)	—	(5,853)	975	—	(6,030)
Net change in unrealized impairments of NDT securities	(1,716)	—	—	—	—	(1,716)
Equity in net earnings (loss) of Optim Energy	—	—	—	(5,483)	—	(5,483)
Total Adjustments	(2,868)	—	(5,853)	(4,508)	—	(13,229)
Ongoing Earnings (Loss)	$781	$4,163	$7,636	$(4,508)	$(4,664)	$3,408

(1) Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments
(2) Income tax effects calculated using tax rates of 35.65% for First Choice, 35.00% for TNMP and 39.59% for all other segments

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Three Months Ended March 31, 2012
	(earnings per diluted share)
	PNM Electric	TNMP Electric	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.22	$0.04	$(0.05)	$0.21
Adjusting items
Mark-to-market impact of economic hedges	(0.02)	—	—	(0.02)
Net change in unrealized impairments of NDT securities	(0.02)	—	—	(0.02)
Process improvement initiatives	—	—	—	—
Total Adjustments	(0.04)	—	—	(0.04)
Ongoing Earnings (Loss)	$0.18	$0.04	$(0.05)	$0.17
Average Diluted Shares Outstanding: 80,475,328
	Three Months Ended March 31, 2011
	(earnings per diluted share)
	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.04	$0.05	$0.15	$—	$(0.05)	$0.18
Adjusting items
Mark-to-market impact of economic hedges	(0.01)	—	(0.06)	0.01	—	(0.07)
Net change in unrealized impairments of NDT securities	(0.02)	—	—	—	—	(0.02)
Equity in net earnings (loss) of Optim Energy	—	—	—	(0.06)	—	(0.06)
Total Adjustments	(0.03)	—	(0.06)	(0.05)	—	(0.14)
Ongoing Earnings (Loss)	$0.01	$0.05	$0.08	$(0.05)	$(0.05)	$0.04
Average Diluted Shares Outstanding: 92,108,307

Tables may not appear visually accurate due to rounding